UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

CMEG NYMEX HOLDING INC.,

Plaintiff,

v.

OPTIONABLE, INC., KEVIN P. CASSIDY, PIERPONT CAPITAL INC., EDWARD J. O'CONNOR, RIDGECREST CAPITAL INC., and MARK A. NORDLICHT,

Defendants.

MEMORANDUM DECISION AND ORDER

09-CV-3677 (GBD)(JLC)

GEORGE B. DANIELS, District Judge:

Plaintiff, CMEG NYMEX Holding Inc., successor in interests of NYMEX Holding Inc. ("NYMEX") commenced this action for violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and related state law claims, against Optionable, Inc. ("Optionable"), Kevin P. Cassidy ("Cassidy"), Pierpont Capital Inc. ("Pierpont"), Edward J. O'Connor ("O'Connor"), Ridgecrest Capital Inc. ("Ridgecrest"), and Mark A. Nordlicht ("Nordlicht") (collectively "Defendants"). Plaintiff alleges material misrepresentation and omission, breach of warranty and contract, as well as common law fraud and negligent misrepresentation, and seeks rescission of the contract and return of consideration paid for stocks and warrants, or full damages. Defendant Optionable asserts three counterclaims in its answer against Plaintiff, alleging breaches of contract and the covenant of good faith and fair dealing, seeking compensatory damages. Defendant Nordlicht asserts one counterclaim in his answer against Plaintiff, alleging breach of contract, seeking compensatory damages. Plaintiff moves for partial

summary judgment in its favor pursuant to Rule 56(c) of the Federal Rules of Civil Procedure on Count III (Breach of Express Warranty) of the Complaint. Plaintiff also moves for summary judgment pursuant to Rule 56(c) dismissing Defendant Optionable's three counterclaims, and for dismissal pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure of Defendant Nordlicht's counterclaim. Plaintiff's motion for summary judgment on claim three (Breach of Warranty) of its Complaint is DENIED. Plaintiff's motion for summary judgment to dismiss Defendant Optionable's first breach of contract counterclaim is DENIED. Plaintiff's motion for summary judgment dismissing Defendant Optionable's second breach of contract claim and third counterclaim for breach of the covenant of good faith and fair dealing is GRANTED. Plaintiff's motion to dismiss Defendant Nordlicht's breach of contract counterclaim is GRANTED.

FACTS

Optionable was founded in February 2000 by Defendants Nordlicht, Cassidy, and O'Connor to provide trading and brokerage services for natural gas and other energy derivatives. (Pl.'s Compl. ¶ 16; Pl.'s R.56.1 Stmt. ¶ 3). Beginning in 2003, Optionable's largest customer was Bank of Montreal ("BMO").[1] (Pl.'s Compl. ¶ 19). Optionable provided BMO with brokerage services by supplying BMO with actual market quotes of natural gas options to assist BMO to value its natural gas derivative portfolio. (Pl.'s R.56.1 Stmt. ¶ 3).

Starting in 2003 and continuing until 2007, a BMO trader by the name of David Lee ("Lee") mismarked option positions held by BMO. (Pl.'s Compl. ¶ 20). By mismarking options positions, Lee misrepresented the value and profitability of his trading activity. (Id.). Instead of recording the actual prices at which he would buy and sell natural gas derivatives, Lee would record prices that made his trades appear more profitable. (Id. ¶¶ 20-21). During this period,

[1] In 2004, 2005, 2006, and the first three months of 2007, BMO accounted for 10%, 18%, 24%, and 30%, respectively, of Optionable's total revenue. (See Pl.'s R.56.1 Stmt. ¶¶ 30-38).

Optionable contracted with BMO to verify the options positions of Lee and other traders at BMO to ensure that they were accurately recording the profitability of trading activity. (Id. ¶ 21). Instead of externally verifying Lee's option positions, Optionable, through Cassidy and O'Connor, relayed Lee's mismarked options positions directly to BMO.[2] (Id.). The numbers that BMO received from Defendants were made to look independently verified. In reality, those numbers were, for the most part, the fabricated quotes that Lee had reported to Defendants. (Id. ¶¶ 21-23). Lee's mismarking had the effect of making BMO's options positions appear more profitable than they were. (Id. ¶ 22). As a result of Lee's mismarkings, BMO increased its investment in the natural gas market and increased Lee's salary, and concomitantly, increased its business with Optionable. (Id.).

In May 2005, Optionable registered a public offering of its stock with the Securities and Exchange Commission ("SEC"). (Id. ¶ 18). After initiating the public offering, Optionable filed the required public reports with the SEC, (Id.), including SEC Form 10-K in 2006 and SEC Form 8-K in 2007. (Pl.'s R.56.1 Stmt. ¶¶ 15-19).

In 2006, Cassidy and O'Connor developed a new service called "Opex Analytics" (also known as "Real Marks"). (Id. ¶ 13). Opex Analytics was created to help customers, such as BMO, mark-to-market their energy derivatives with real-time market prices. (Id.). Plaintiff contends that the new service was nothing more than a tactic to further Lee's scheme. (Pl.'s Compl. ¶ 37). Instead of using Opex Analytics, Cassidy continued to use pricing information directly from Lee, elaborating the format of Lee's numbers by placing them in a grid format and

[2] Defendants allegedly were contracted to externally verify Lee's numbers by "showing them against the market." This meant that Defendants were to compare the price at which Lee was supposedly buying and selling natural gas to other natural gas traders on the market to verify that Lee was not erroneous in his pricing. (Pl.'s Compl. ¶ 24). Plaintiff alleges that Lee's numbers were never shown against the market, but Cassidy allocuted that he would make an effort to show Lee's numbers against the market. (See U.S. v. Cassidy, 08 Cr. 1101, Trial Tr. 10:8-10:10, dated August 15, 2011).

making the numbers look as if they were derived from several independent sources. (Pl.'s R.56.1 Stmt. ¶ 21).

In early 2007, Cassidy, O'Connor, and Nordlicht negotiated with NYMEX (Plaintiff's predecessor) to sell Optionable stock and provide a warrant for future stock purchases. (Id. ¶ 8). On April 10, 2007, Defendants entered into a definitive Stock and Warrant Purchase Agreement ("SWPA") with NYMEX. (Id. ¶ 9). Under the SWPA, NYMEX purchased 7,000,000, 1,905,000, and 1,853,886 shares of Optionable stock from Nordlicht, O'Connor, and Cassidy, respectively, at a discounted share price. (Id. ¶ 10). NYMEX acquired a 19% interest in Optionable from the sale, and received warrants to purchase additional shares that would allow it to acquire up to a 40% ownership in the company. (Pl.'s Compl. ¶ 45). In consideration for the stock purchases, NYMEX agreed to provide marketing and sales services to Optionable, as well as to host Optionable's brokerage platform and pay commissions on trades routed through it. (Id. ¶¶ 57-58). The SWPA also included several warranties promised by Defendants to NYMEX. (Pl.'s R.56.1 Stmt. ¶ 11). The defendants jointly and separately warranted and represented to NYMEX the truthfulness of Optionable's SEC filings in ¶ 6.10 of the SWPA:

> SEC Documents. Since May 2005, the Company [i.e. Optionable] has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (. . . the "SEC Documents"). As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Company, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading . . .

Moreover, Defendants warranted that Optionable's business was being conducted in compliance with the law in ¶ 6.21 of the SWPA:

> Compliance with Laws. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity including without limitation, the SEC and . . . except for violations that, either singly or in the aggregate, are not reasonably likely to result in a Material Adverse Change with respect to the Company. . . . Neither directors, employees, affiliates or agents has violated any law, regulation ordinance, judgment order or decree which is reasonably likely to give rise to the initiation of an enforcement action by the SEC or NASD.

Less than a month after the parties consummated the SWPA, BMO issued a press release disclosing that its energy derivative positions had been overvalued and misstated. (Pl.'s Compl. ¶ 57). A few days later, BMO announced that they had suspended Lee, as well as its business relationship with Optionable (Id. ¶ 58).[3]

Optionable's stock price fell from $4.64 on May 9, 2007 to $0.85 on May 10, 2007. (Pl.'s Compl. ¶ 59). The exact cause of the decline in Optionable's stock price is contested. Plaintiff claims the decrease is due to Cassidy's unlawful scheme and the company's subsequent loss of its largest customer, BMO.[4] (Pl.'s Compl. ¶¶ 59, 62). Plaintiff claims to have lost nearly its entire $28.9 million investment in Optionable. (Id. ¶ 66). Defendants claim that the significant loss in Optionable stock price did not occur until May 9, 2007 when NYMEX publicly announced its plan to offer option trading on CMEG, a competitor of Optionable. (See Cassidy and Pierpont Capital's Opp'n to Summ. J. 13-14). Further, NYMEX did not provide Defendant Optionable with either the marketing or technology services promised under the SWPA which Defendants'

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[3] BMO initially estimated losses to be between C$350,000,000 and C$450,000,000 as a result of the cumulative effect of Lee's misrepresentation of the value of BMO's natural gas holdings. (Pl.'s R.56.1 Stmt. ¶ 39). On May 17, 2007, BMO adjusted its estimate to be approximately C$680,000,000. (Id. ¶ 43).

[4] NYMEX refers to Optionable's Form 10-Q filing for the quarterly period that ended June 30, 2002, in which Optionable states that the ending of its business relationship with BMO "would likely have an adverse effect" on its business. (Id. ¶ 41).

contend amounts to a breach of contract and further contributed to the losses incurred. (See Def. Optionable's Resp. R.56.1 Stmt. ¶ 3).

On August 15, 2011, Cassidy pled guilty to conspiracy to commit wire fraud. (Pl.'s R.56.1 Stmt. ¶ 27). In his allocution,[5] Cassidy admitted to forwarding Lee's quotes directly to BMO, even though he knew that BMO management wanted him to verify the accuracy of those quotes by independently testing them against the market to ensure Lee's accuracy.[6] (Pl.'s R.56.1 Stmt. ¶ 29; see Cassidy, 08 Cr. 1101, Trial Tr. at 12:16).

STANDARD OF REVIEW

Summary judgment is appropriate where the evidence, viewed in the light most favorable to the non-moving party, shows "that there is no genuine issue as to any material fact and that the moving party is entitled to a judgment as a matter of law." Fed. R. Civ. P. 56(c); Vacold, L.L.C. v. Cerami, 545 F.3d 114, 121 (2d Cir. 2008). The burden rests upon the moving party to show that there is no genuine issue of material fact. See Celotex Corp. v. Catrett, 477 U.S. 317, 322-23 (1986). A fact is "material" only where it will affect the outcome of the suit under governing law. Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 248 (1986). For there to be a "genuine" issue about the fact, the evidence must be such "that a reasonable jury could return a verdict for the nonmoving party." Id. In determining whether there is a genuine issue of material fact, the Court is required to resolve all ambiguities and draw all inferences in favor of the non-moving party. Sec. Ins. Co. of Hartford v. Old Dominion Freight Line, Inc., 391 F.3d 77, 83 (2d Cir. 2004). Where there is no evidence in the record "from which a reasonable inference could be drawn in favor of the non-moving party on a material issue of fact," summary judgment is proper. Catlin v. Sobol, 93 F.3d 1112, 1116 (2d Cir. 1996).

[5] Cassidy's allocution only covered wrongful acts in the period of September 2006 through April 2007. (See Cassidy, 08 Cr. 1101, Trial Tr. at 12:16)

[6] Cassidy stated in his allocution that he believed that the quotes provided to BMO from Lee were legitimate. (Id.).

BREACH OF EXPRESS WARRANTY

Under New York law, to establish a breach of express warranty, the non-breaching party need only prove the existence of a warranty and that the warranty was in fact, breached. See Bank of Am. Corp. v. Braga Lemgruber, 385 F. Supp. 2d 200, 229 (S.D.N.Y. 2005) (citing CBS, Inc. v. Ziff-Davis Publishing Co., 75 N.Y.2d 496 (1990)). The relevant time period to consider when determining whether there is a breach of an express warranty is at the time of contracting. See Prime Movers Capital Partners, L.P. v. Elixir Gaming Technologies, Inc., 793 F. Supp. 2d 651, 676 (S.D.N.Y. 2011) (holding a breach of an express warranty occurred at the moment plaintiff purchased stock); Merrill Lynch & Co. Inc. v. Allegheny Energy, Inc., 500 F.3d 171, 184-85 (2d Cir. 2007).

Here, Defendants do not dispute the existence of express warranties in Paragraphs 6.10 & 6.21 of the SWPA. (R.51.1 St. ¶ 11). Nor do Defendants assert that Plaintiff entered into the agreement with knowledge of Cassidy's scheme, which would exempt Defendants from liability. Rather, Defendants only argue that there are genuine issues of material fact regarding whether or not a breach of the express warranties occurred. Plaintiff alleges that Defendant's affirmative misstatements and omissions in two SEC filings amounted to a breach of the express warranty in ¶ 6.10 of the SWPA. In addition, Plaintiff alleges that Cassidy's guilty plea establishes a breach of warranty under SWPA ¶ 6.21.

1. SWPA ¶ 6.10

Paragraph 6.10 warrants that Optionable's SEC filings did not contain "at the time they were filed with the SEC, . . . any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading." Plaintiff argues that two SEC

filings by Optionable contain affirmative misstatements of material fact, as well as omissions of material fact.

2006 SEC Form 10-K

Plaintiff alleges that Optionable's 2006 SEC Form 10-K ("Form 10-K") included affirmative statements that were materially misleading. Specifically, Plaintiff cites three statements in Optionable's Form 10-K:

> (1) Optionable's competitors "do not provide real-time valuation services to their clients for OTC energy derivatives, which prevents such clients from determining whether their portfolio is properly valued";
> (2) Optionable claimed, "We also complement our fee-based services with derivatives valuation and mark to market services called OPEX Analytics. At the request of several of our existing clients, and based on our experience and knowledge of the markets as well as wide network of counterparties, we can periodically assist our clients in valuing their positions in the natural gas derivatives market"; and
> (3) Optionable claimed to market its brokerage services through its broker employees "by providing information on specific transactions . . . to its existing and prospective clients."

(Pl.'s Mot. Summ. J. 5-6, <u>citing</u> 2006 SEC Form 10-K). From the plain reading of the excerpts that Plaintiff cited, Optionable makes no statement that is indisputably or materially misleading.

Plaintiff argues that Optionable's claim that its competitors "do not provide real-time valuation services to their clients for OTC [over-the-counter] energy derivatives" is materially misleading. However, Plaintiff does not proffer evidence showing that this is or is not the case. Essentially, Plaintiff relies upon an inference that Optionable was claiming to offer real-time valuation services by pointing out that its competitors were not. Although Plaintiff's assertion may be a reasonable conclusion, it is not the only conclusion that a reasonable jury could reach. When viewing the evidence in a light most favorable to Defendants and drawing all inferences in

favor of Defendants, see Old Dominion Freight Line, 391 F.3d at 83, it cannot indisputably be said that Optionable mislead the public with the statement at issue.

Plaintiff also argues that Optionable was claiming that its new product, Opex Analytics was an independent, reliable solution to ensure that clients' portfolios were properly valued. (Pl.'s R.56.1 Stmt. ¶ 18). Nowhere in the Form 10-K does it state that Optionable's new service, Opex Analytics, offered "independent" solutions as Plaintiff alleges. Although independent real-time valuation services may have been what Plaintiff expected from Optionable, Plaintiff does not point to any language in Form 10-K that indisputably leads to the conclusion that Optionable promised independent real-time valuation services. Even though Cassidy admitted in his guilty plea that he was aware Optionable's biggest client, BMO, wanted independent quotes, Optionable does not make such a claim in the Form 10-K. As the record stands, a reasonable inference could be made that Optionable did in fact, "periodically assist . . . clients in valuing their positions in the natural gas and derivatives market." Even if Optionable provided very little assistance to BMO by regurgitating the option positions directly from Lee, the statement is not indisputably materially misleading.

Plaintiff then claims that Optionable materially misled investors by stating that it "provid[ed] information on specific transactions . . . to its existing and prospective clients." As with the second statement that Plaintiff relies on, this cannot be said to be indisputably misleading. Optionable did provide information on specific transactions, albeit, perhaps not in the form that Plaintiff expected.

Plaintiff also alleges that Optionable breached ¶ 6.10 by failing to disclose in Form 10-K "a material fact . . . necessary in order to make the statements therein . . . not misleading." Specifically, Plaintiff claims that Optionable had a duty to disclose that Optionable used Lee's

own price quotes when supplying quotes to BMO, and that Cassidy was a conspirator in furthering Lee's fraud. Paragraph 6.10 of the SWPA expressly states that the relevant time to inquire into the existence of omissions is at the time the SEC Form was filed. However, at the time the SEC Form 10-K was filed, Cassidy was not charged with any crime, and the duty to disclose uncharged illegal activity would only ripen under certain circumstances. See *In re* AXIS Capital Holdings Ltd. Sec. Litig., 456 F. Supp. 2d 576, 587 (S.D.N.Y. 2005). A company must make disclosures when they are "necessary to avoid rendering the statements made misleading." *In re* Par Pharm., Inc. Sec. Litig., 733 F. Supp. 668, 675 (S.D.N.Y. 1990) (citing Securities and Exchange Commission v. Texas Gulf Sulphur Co., 401 F.2d 833, 860–62 (2d Cir.1968)). Although federal securities laws do not require a company to accuse itself of wrongdoing, see GAF Corp. v. Heyman, 724 F.2d 727, 740 (2d Cir. 1983), whether or not the statements Optionable made in its Form 10-K filings were materially misleading to the public is a fact issue genuinely in dispute. Optionable's duty to disclose Cassidy's then-uncharged crimes pursuant to the SWPA is ultimately dependent on whether the statements made in Form 10-K were materially misleading. As discussed above, Form 10-K does not contain any statements that are indisputably materially misleading. Therefore, Plaintiff has not yet established that Optionable omitted any statements that were required to be disclosed under the SWPA.

2007 SEC Form 8-K

Plaintiff alleges that Optionable's 2007 SEC Form 8-K contained an untrue statement of a material fact that would constitute a breach of the express warranty of SWPA ¶ 6.10. Specifically, Plaintiff claims that Optionable's use of the word "impeccable" to describe its services amounted to a misleading statement of a material fact. The use of the word impeccable would not lead a reasonable jury to only one conclusion. Although Plaintiff purports to rely on

precedent for the proposition that Optionable's use of the word "impeccable" is sufficient to grant summary judgment, Plaintiff's argument is flawed.

Several of the cases Plaintiff relies on are based on materially misleading statements that can be measured against objective standards. (See Pl.'s Mot. Summ. J. at 7-8, citing e.g., *In re* Take-Two Interactive Sec. Litig., 551 F. Supp. 2d 247, 265 (S.D.N.Y. 2008) (holding defendant's claim that products are in *strict accordance with principles and guidelines* is actionable) (emphasis added)). Comparing a company's statements against an objective standard, however, is different than comparing a company's statements to a flexible and amorphous subjective standard such as "impeccable." When a company claims that its service is "impeccable," reasonable minds could differ as to whether the company lived up to the claim. Because Optionable's use of the word impeccable is open to different, reasonable interpretations, there remains a genuine issue of fact as to whether using the word impeccable was materially misleading. Summary judgment is therefore improper.

2. SWPA ¶ 6.21

For Plaintiff to succeed on the summary judgment motion under ¶ 6.21, it must indisputably show that Optionable was being operated in violation of the law *and* that such operation was reasonably likely to result in a material adverse change to the Company. Defendants argue that there is a genuine issue of material fact as to whether the unlawful operation of Optionable was reasonably likely to result in a material adverse change. If Cassidy's conduct was not reasonably likely to result in a material adverse change, then there was no breach of warranty under Paragraph 6.21 of the SWPA.

The issue is whether, at the time of the contract, Cassidy's conduct, i.e. using Lee's own numbers and regurgitating them back to BMO, was reasonably likely to result in a material

adverse change to Optionable's business. In order to establish this, Cassidy's conduct must be shown to have been the reasonably likely cause of losing BMO as a customer, or of Optionable losing Cassidy as the CEO, the alleged material adverse changes to Optionable. The reasonably likely cause of the material adverse change in Optionable is a factual determination.

Assuming *arguendo* that Cassidy's conduct was reasonably likely to result in the adverse change of losing BMO as a customer, or of Optionable having to dismiss Cassidy as the CEO, there is still a genuine question as to whether either of those adverse changes were material. The issue of materiality is a mixed question of law and fact, and only if "reasonable minds cannot differ on the question of materiality is the ultimate issue of materiality appropriately resolved as a matter of law by summary judgment." TSC Industries, Inc. v. Northway, Inc., 426 U.S. 438, 450 (1976) (internal quotation marks omitted).

Defendant should be given the opportunity, through discovery, to offer an alternative to Plaintiff's theory that the loss of BMO as a customer, or of Cassidy as the CEO would necessarily be material. Even though Defendant admits that losing BMO as a customer would result in an adverse change, see Pl.'s R.56.1 St. ¶ 41, the materiality of that change is still a genuine issue. Viewing the evidence in a light most favorable to Optionable, it is within reason to say that Optionable might have found other business to fill the void that BMO would leave. As Rule 56(f) of the Federal Rules of Civil Procedure provides, "when a party facing an adversary's motion for summary judgment reasonably advises the court that it needs discovery to be able to present facts to defend the motion, the court should defer decision of the motion until the party has had the opportunity to take discovery and rebut the motion." Commercial Cleaning Servs., L.L.C. v. Colin Serv. Sys., Inc., 271 F.3d 374, 386 (2d Cir. 2001).

Fact Discovery Necessary to Prove Affirmative Defenses

Additionally, Plaintiff's motion is premature because fact discovery is necessary to determine whether any of the numerous affirmative defenses proffered by Defendants preclude liability under the SWPA. (See Defs.' O'Connor and Ridgecrest Capital, Inc. Opp.'n to Pl.'s Summ. J. 12-17; Affirmation of Marni Rae Robin, Esq. In Support of Defs.' O'Connor and Ridgecrest Capital, Inc. Opp.'n to Pl.'s Summ. J. 2 ¶ 6).

Defendants seek discovery to uncover an alleged fraudulent scheme that Plaintiff perpetrated. Defendants claim that the SWPA was only a ruse to give NYMEX time to complete an agreement with Optionable's competitor, CME Globex. Defendants assert that discovery will uncover evidence of this claim. Considering the stage of the proceedings, there is no reason to deny Defendants an opportunity to move forward with discovery to uncover any breach of good faith and fair dealings. If Defendants uncover proof that the SWPA was entered into either to gain proprietary information about OPEX Analytics or to hedge against the merger that Plaintiff was supposed to enter into with CME Globex, this could preclude Defendants from liability under the express warranties at issue here.

Therefore, Plaintiff's motion for partial summary judgment on its breach of warranty and contract claim, is DENIED.

DEFENDANT OPTIONABLE'S COUNTERCLAIMS

Optionable's Breach of Contract Counterclaim

Plaintiff argues that because Optionable failed to satisfy conditions precedent related to the warranties in the SWPA, Plaintiff's obligation to perform any of its duties under the SWPA never ripened. Plaintiff relies on language in ¶ 8.2(a) & (c) of the SWPA, providing that, "[t]he obligations of the Purchaser [NYMEX] to consummate the transactions . . . are

subject to the fulfillment prior to or on the Closing Date of all of the following conditions . . . " (SWPA ¶ 8.2). Plaintiff argues that because Optionable breached its warranties, it failed to satisfy those conditions precedent and therefore, Plaintiff was not obligated to perform. Plaintiff's motion for summary judgment on Defendant Optionable's breach of contract counterclaim is largely dependent on the success of its partial summary judgment motion discussed above. Because this court denies Plaintiff's motion for partial summary judgment on claim three of the Complaint, the motion for summary judgment on the first of Defendant Optionable's counterclaims must also fail. Plaintiff's motion for summary judgment to dismiss Optionable's first counterclaim is DENIED.

Optionable's Breach of Covenant of Good Faith and Fair Dealing Counterclaim

Optionable's second counterclaim alleges a breach of the implied covenant of good faith and fair dealing. Under New York law, all parties to express agreements are under an implied duty of good faith and fair dealing. See Fasolino Foods Co., Inc. v. Banca Nazionale del Lavoro, 961 F.2d 1052, 1056 (2d Cir. 1992). However, if a claim for breach of an implied duty of good faith is based on the same conduct that serves as the predicate of a claim for breach of an express provision of the underlying contract, then the claim is redundant and should be dismissed. Harris v. Provident Life & Acc. Ins. Co., 310 F.3d 73, 80 (2d Cir. 2002). See also L-7 Designs, Inc. v. Old Navy, LLC, 647 F.3d 419, 434 n.17 (2d Cir. 2011) (dismissing Plaintiff's breach of covenant of good faith claim because it was based on same underlying facts as Plaintiff's breach of contract claim).

In its amended answer, Optionable pleads the same basic facts for two counterclaims: Plaintiff failed to provide marketing and technology consideration, as well as other services that were promised under the SWPA. Because the same conduct by the Plaintiff, i.e. failure to deliver

consideration promised, is the basis for both counterclaims, the claim for breach of the covenant of good faith and fair dealing is redundant and must dismissed. Accordingly, Plaintiff's motion for summary judgment of Optionable's second counterclaim is GRANTED.

Optionable's Third Counterclaim Based on the Intermediary Incentive Plan ("IIP")

Plaintiff argues that Optionable's third counterclaim should be dismissed for lack of subject matter jurisdiction or for failure to plead a legally cognizable claim.

Supplemental Jurisdiction is Proper

When federal jurisdiction is based on a federal question[7], see 28 U.S.C § 1331, a federal court may exercise jurisdiction over supplemental claims pursuant to Title 28 U.S.C. § 1367(a). Under 28 U.S.C. § 1367(a), "district courts shall have supplemental jurisdiction over all other claims that are so related to claims in the action within such original jurisdiction that they form part of the same case or controversy under Article III of the United States Constitution." To derive from a common nucleus of operative fact, the state and federal claims "must be such that the plaintiff 'would ordinarily be expected to try them all in one judicial proceeding.'" Montefiore Medical Center v. Teamsters Local 272, 642 F.3d 321, 332 (2d Cir. 2011) (quoting United Mine Workers of Am. v. Gibbs, 383 U.S. 715, 725 (1966)).

Here, Optionable's third counterclaim shares a sufficient factual relationship with the federal claim for this court to exercise jurisdiction. Optionable's counterclaim is based on the IIP, an agreement with NYMEX that preceded the SWPA. Optionable alleges that the SWPA altered the commission percentage that Plaintiff owed to Optionable, changing it from 25% of all trades directed through NYMEX's trading platform to 30%. The same factual allegations will necessarily come to light in Plaintiff's federal claim and Optionable's counterclaim in order to

[7] Federal jurisdiction in this case is based on Plaintiff's Section 10(b) and Section 20(a) claims under the Securities Exchange Act, and SEC Rule 10b-5. 15 U.S.C. § 78j(b); 15 U.S.C. § 78t(a); and 17 C.F.R. § 240.10b-5, respectively.

prove or disprove the percentage that Plaintiff allegedly owes to Optionable. Although Optionable's third counterclaim does not depend on the SWPA, the existence of the SWPA would significantly change Optionable's compensation. A portion of the allegedly owed commission under the IIP can only be calculated correctly by determining whether the correct percentage would be 25%, if the Defendants failed to satisfy condition precedents of the SWPA, or 30%, if the Plaintiff's were the first party to materially breach. These two claims are the type that would be expected to be tried together since there are several overlapping legal and factual issues that need to be determined, and the determination of Optionable's counterclaim relies on the outcome of Plaintiff's anchor federal claim. Therefore, it is proper for this Court to exercise jurisdiction over Optionable's third counterclaim.

Summary Judgment on Optionable's Third Counterclaim

Alternatively, Plaintiff contends that even if this court has subject matter jurisdiction over Optionable's third counterclaim, summary judgment should be granted because Optionable failed to plead a legally cognizable breach of contract claim. To establish a prima facie case for breach of contract, a plaintiff must prove the existence of a contract, a breach of that contract, and damages resulting from that breach. Nat'l Market Share, Inc. v. Sterling Nat'l Bank, 392 F.3d 520, 525 (2d Cir. 2004). Under New York law, in order to sufficiently plead a breach of contract, "a plaintiff must allege specific provisions within a contract upon which the breach of contract claim is based." Boehner v. Heise, 734 F. Supp. 2d 389, 408 (S.D.N.Y. 2010) (citing Sheridan v. Trustees of Columbia Univ. in City of New York, 745 N.Y.S.2d 18 (1st Dep't 2002)).

Here, Optionable alleges the existence of a previous agreement between the parties in ¶ 42 of its Amended Answer and Counterclaim. Paragraph 42, however, only contains a conclusory statement about the existence of the IIP, a supposed agreement, and that Plaintiff

owes at least $740,000 under that agreement. Optionable does not allege specific provisions within the agreement that the breach of contract claim is based.[8] Since there is no evidence on the record "from which a reasonable inference could be drawn in favor of [Optionable] on [this] material issue of fact," Catlin, 93 F.3d at 1116, Plaintiff's motion for summary judgment on Optionable's third counterclaim is GRANTED.

DEFENDANT NORDLICHT'S COUNTERCLAIM

STANDARD OF REVIEW

Under Rule 8(a)(2), a Complaint must provide "a short and plain statement of the claim showing that the pleader is entitled to relief." Arista Records, L.L.C. v. Doe 3, 604 F.3d 110, 119 (2d Cir. 2010). In deciding a 12(b)(6) motion, the Court is to liberally construe the complaint, accepting the factual allegations as true and drawing all reasonable inferences in Plaintiff's favor. Id. The complaint must plead "enough facts to state a claim for relief that is plausible on its face." Bell Atl. Corp. v. Twombly, 550 U.S. 544, 570 (2007). "A claim has facial plausibility when the pleaded factual content allows the court to draw the reasonable inference that the defendant is liable for the misconduct alleged." Ashcroft v. Iqbal, 556 U.S. 662, 663 (2009). However, the Rule requires "more than an unadorned, the-defendant-unlawfully-harmed-me accusation" or a series of legal conclusions and factually unsupported accusations. Id. at 678.

Nordlicht's Claim is Derivative of Optionable's Counterclaim

Plaintiff argues that Nordlicht's breach of contract counterclaim is derivative of Optionable's breach of contract counterclaim because Nordlicht does not assert any damages independent of Optionable's. Under New York law, even though a shareholder loses the value of his investment, he has no individual cause of action if the alleged wrong is against the

[8] Defendants only assert the affidavit of Marc-Andre Boisseau, Chief Financial Officer of Optionable, alleging the existence and terms of the agreement. (Boisseau Aff.).

corporation. Abrams v. Donati, 66 N.Y.2d 951, 953 (1985), citing Citibank v. Plapinger, 66 N.Y.2d 90, 93, n.* (1985). However, if the wrongdoer has violated an independent duty to the shareholder, then the shareholder may bring an individual suit, regardless of whether the corporation may also bring an action. Ceribelli v. Elghanayan, 990 F.2d 62, 63-64 (2d Cir. 1993). In order to prove an independent duty, a shareholder must be able to prevail without showing an injury to the corporation itself. See Druck Corp. v. Macro Fund Ltd., 290 F. App'x 441, 443 (2d Cir. 2008). See also Piluso v. Siemens Info. & Commc'n Networks, Inc., 149 F. App'x 44, 44 (2d Cir. 2005) (dismissing Plaintiff's claim as derivative, where Plaintiff lost millions of dollars of investment in third-party corporation because of defendant, but failed to show how claim against defendant differed from third-party corporation's claim against defendant).

Accepting Defendant Nordlicht's factual allegations as true and drawing all reasonable inferences in his favor, Nordlicht fails to assert any factual allegations that would support a conclusion that his claim was independent and not derivative of Optionable's. Nordlicht's claim is based on the loss in the value of his investment in Optionable stock as a result of Plaintiff's alleged breach of the agreement. Nordlicht argues that as an independent signatory of the SWPA, he suffered direct injury from Plaintiff's failure to provide the promised consideration to Optionable.[9] The relevant issue then, is whether, as a signatory to the SWPA, Plaintiff owed an independent duty to Nordlicht to deliver the promised consideration in Section Four of the SWPA to Optionable.

To prove Plaintiff's duty to Nordlicht, Nordlicht relies on excerpts from Section Four of the SWPA.[10] Each excerpt, however, makes no reference to consideration owed to Nordlicht. Rather, Section Four expressly states that the promised consideration is due to Optionable.

[9] In Section 4 of the SWPA, Plaintiff promised to provide marketing and technology services, as well as an incentive fee for all trades routed through NYMEX's trading platform.

[10] See Def. Nordlicht's Am. Answer and Countercl. ¶¶ 184-189, for relevant portions of Section Four of the SWPA.

Assuming Plaintiff breached the contract, as we must for purposes of this motion, the only direct harm was to Optionable, not Nordlicht. Concededly, Nordlicht would have benefitted from the consideration that Plaintiff was to provide Optionable; but the benefit to Nordlicht would be no different than the benefit any other shareholder would have received. Indeed, there is no way for Nordlicht to assert a claim that is not completely dependent on the harm that befell Optionable because the consideration promised in Section Four of the SWPA is expressly stated to be for the benefit of Optionable. Despite being an independent signatory to the agreement, Plaintiff did not owe an independent duty to Nordlicht under Section Four. Therefore, Plaintiff's motion to dismiss Nordlicht's counterclaim is GRANTED.

Leave to Amend Would be Futile

Alternatively, Nordlicht requests leave to amend his counterclaim pursuant to Federal Rule of Civil Procedure 15(a). "It is within the sound discretion of the district court to grant or deny leave to amend." McCarthy v. Dun & Bradstreet Corp., 482 F.3d 184, 200 (2d Cir. 2007). A court may choose to deny leave to amend for several reasons, one of which is the futility of the proposed amendment. Id.

Here, no amendment would save Nordlicht's claim. Nordlicht does not assert, nor can he assert in good faith, that the SWPA contains any promise directly to him other than Section Two of the SWPA.[11] Any claim based on Section Four will ultimately be derivative of Optionable's claim because the consideration is promised directly to the corporation and not to him as an individual shareholder. Therefore, any amendment would be futile.

[11] Section Two of the SWPA provided that Nordlicht received $2.69 for each of 1,853,886 shares, which he received. (Pl.'s Compl. ¶ 45).

CONCLUSION

Plaintiff's motion for summary judgment on claim three (Breach of Warranty) of its Complaint is DENIED. Plaintiff's motion for summary judgment to dismiss Defendant Optionable's first breach of contract counterclaim is DENIED. Plaintiff's motion for summary judgment dismissing Defendant Optionable's second breach of contract claim and third counterclaim for breach of the covenant of good faith and fair dealing is GRANTED. Plaintiff's motion to dismiss Defendant Nordlicht's breach of contract counterclaim is GRANTED.

Dated: August 24, 2012
New York, New York

SO ORDERED.

George B. Daniels

GEORGE B. DANIELS
UNITED STATES DISTRICT JUDGE